                                                                   Exhibit 10.23

                                FIRST AMENDMENT
                          ATLANTA-HARTWELL-JONESBORO


     THIS FIRST AMENDMENT is made effective as of the 8th day of May, 1992, ("First Amendment") by and between MPX SYSTEMS, INC., a corporation organized and existing under the TELECOMMUNICATIONS CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("MCI").

                                   RECITALS
                                   --------

           A. MPX and SouthernNet entered into an agreement for the provision of fiber optic services and facilities in or around July, 1986 ("the Agreement").

           B. Subsequent to the execution of the Agreement, all of the rights, assets, and obligations of SouthernNet were purchased or otherwise assumed by Telecom(*)USA.

           C. In September, 1990, all of the rights, assets, and obligations of Telecom(*)USA were purchased or otherwise assumed by MCI and MCI now holds the rights previously held by SouthernNet in the Agreement.

           D. MPX and MCI now desire to amend the Agreement in certain respects.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1. All references in the Agreement to SouthernNet shall be deleted and MCI shall be substituted therefor.

     2. Article 3, Revenue Sharing, shall be deleted and the following language substituted therefor:

           3.1 In exchange for the services and facilities provided in Article 1 of this Agreement, MCI shall pay MPX a fixed rate of $0.0475 per DS-0 route mile along and between the route segments listed on the attached Exhibit A-1. MCI also intends to use its reasonable efforts
                    -----------
           within the framework of its network plan and capacity demands to increase its utilization along the route segments listed on Exhibit
                                                                       -------
           A-1.
           ---

          3.2 In the event that MCI desires to lease additional circuits along the route segments listed on Exhibit A-1, MCI and MPK shall negotiate
                                       -----------
          a Service Order in a form substantially similar to the attached Exhibit C. The term of a Service Order may not exceed the term or any
          ---------
          applicable extension period of this Agreement.

          3.3 MCI agrees to pay MPX an aggregate monthly Service charge as specified on the attached Service Order(s).

               MCI's obligation to pay such monthly Service charge shall begin on the Service Acceptance Date indicated on the attached Exhibit A-2,
                                                                   -----------
          Service Acceptance Form. MCI shall be invoiced every thirty (30) days in advance of that particular month's Service (e.g., January 1st invoice for month of January); provided, however, that the first invoice shall cover the period from initial Service acceptance through the end of the next month (e.g., April 16 through May 31). MCI shall pay MPX's invoice within forty-five (45) days of the date of the invoice or the date of MCI's receipt, whichever is latest (the "invoice due date") and shall be subject to a late payment charge calculated from the invoice due date to the date paid, equal to one and one-half percent (1 1/2%) per month or the highest state rate permitted by law, pro rated on the basis of thirty (30) days, not to exceed fifteen percent (15%) per annum.

          3.4 Any additional circuits ordered by Service Order shall be tested and accepted in accordance with the terms of Article 5, 6, and 7 of this Agreement. If the newly ordered circuits fail to meet Technical
          Specifications as required in Exhibit B, MCI shall not be obligated to
                                        ---------
          accept the circuits until such time as MPX has corrected the problem and the circuits do meet the required Technical Specifications.

     3. Article 21(b) shall be deleted and the following substituted therefore:

               (b)  if to MCI:    MCI Telecommunications
                                  Corporation
                                  1801 Pennsylvania Avenue, NW
                                  Washington, DC 20036
                                  Attn: Vice President
                                        Technical Planning

                                      -2-
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     4.   The terms of this First Amendment shall supersede any conflicting terms of the Agreement. The terms of the Agreement not expressly amended by this First Amendment shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first written above.

MPX SYSTEMS, INC.                      MCI TELECOMMUNICATIONS
                                       CORPORATION

By: /s/ M.D. Blackwell                 By: /s/ James MacGuidwin
   ------------------------------         ------------------------------
Name:   M.D. Blackwell                 Name:   James MacGuidwin
     ----------------------------           ----------------------------
Title:  General Manager                Title:  Vice President
      ---------------------------            ---------------------------
                                               Technical Planning


Attest:                                Attest:

By: /s/ Judy W. Clas                   By: /s/ Edward G. Freitig
   ------------------------------         ------------------------------
Name:   Judy W. Clas                   Name:   Edward G. Freitig
     ----------------------------           ----------------------------
Title:  Administrative Manager         Title:  Asst. Secret.
      ---------------------------            ---------------------------







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                                  EXHIBIT A-1

                                ROUTE SEGMENTS
                                --------------


The Route Segments pertaining to this Agreement include all points of presence between Atlanta-Hartwell-Jonesboro on MPX's Network.